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                                 EXHIBIT (A)(8)
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

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                                     GIVE THE
                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
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
 1.  An individual's account         The individual

 2.  Two or more individuals (joint  The actual owner of
     account)                        the account or, if
                                     combined funds, the
                                     first individual on
                                     the account(1)

 3.  Husband and wife (joint         The actual owner of
     account)                        the account or, if
                                     joint funds, the first
                                     individual on the
                                     account(1)

 4.  Custodian account of a minor    The minor(2)
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint          The adult or, if the
     account)                        minor is the only
                                     contributor, the
                                     minor(1)

 6.  Account in the name of          The ward, minor or
     guardian or committee for a     incompetent person(3)
     designated ward, minor, or
     incompetent person

 7. a. The usual revocable savings The grantor person(1) trust account (grantor is also trustee)

     b. So-called trust account      The actual owner(1)
        that is not a legal or valid
        trust under state law

 8.  Sole proprietorship account     The owner(4)
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

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                                     GIVE THE
                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------

 9.  A valid trust, estate, or       Legal entity (Do not
     pension trust                   furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the
                                     legal entity itself is
                                     not designated in the
                                     account title.)(5)

10.  Corporate account               The corporation

11.  Association, club, religious,   The organization
     charitable, educational, or
     other tax-exempt organization

12.  Partnership account held in     The partnership
     the name of the business

13.  A broker or registered nominee  The broker or nominee

14.  Account with the Department of  The public entity
     Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
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

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTES: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.